UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(b) Dr. Yvonne Greenstreet, M.D. resigned from the Board of Directors of Molecular Insight Pharmaceuticals, Inc. and from its committees, effective January 21, 2010, and David R. Epstein resigned from the Board and from its committees, effective January 26, 2010. Mr. Epstein’s and Dr. Greenstreet’s resignations were due to significantly increased work commitments at their respective companies. Mr. Epstein recently was promoted to Head of Pharmaceuticals at Novartis and is relocating to Switzerland. Dr. Greenstreet serves as Senior Vice President and Chief of Strategy, Research and Development at GlaxoSmithKline.

Item 7.01.	Regulation FD Disclosure.

On January 27, 2010, the Company issued a press release announcing the above-mentioned resignations. A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibit is furnished pursuant to Item 7.01:

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 27th day of January, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ CHARLES H. ABDALIAN, JR.
Name:	Charles H. Abdalian, Jr.
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated January 27, 2010.

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